Exhibit 10.32

ADVANCE AUTO PARTS, INC.
2012 SARS AWARD AGREEMENT
(STOCK SETTLED)

Award Date	Number of Shares at Target Level	Time-vested Shares	Performance Shares at Target Level	Grant Price	Expiration Date
December 1, 2011	##	##	##	$68.75	December 1, 2018

THIS CERTIFIES THAT Advance Auto Parts, Inc. (the “Company”) has on the Award Date specified above granted to

Darren Jackson

(“Participant”) Stock Appreciation Rights (the “SARs”) with respect to the number of shares of Advance Auto Parts, Inc. Common Stock,
$.0001 par value per share (“Common Stock”), indicated above in the box labeled “Number of Shares at Target Level” (the “Shares”). The initial value of each Share is indicated above in the box labeled “Grant Price.” The SARs that this Certificate represents shall vest and become exercisable in accordance with the vesting schedule, all as set forth in Section 2 below, and upon vesting shall be fully exercisable until the Expiration Date. This Award is subject to the terms and conditions set forth below and in the Advance Auto Parts, Inc. 2004 Long- Term Incentive Plan (the “Plan”). A copy of the Plan is available on the Intranet or upon request. In the event of any conflict between the terms of the Plan and this Award, the terms of the Plan shall govern. Any terms not defined herein shall have the meaning set forth in the Plan.

* * * * *

1. Duration of SARs. Subject to the following, these SARs shall expire on the Expiration Date. However, if your employment or other association with the Company and its Affiliates ends before that date, these SARs shall expire on Expiration Date or, if earlier, the date specified in whichever of the following applies:
(a) If your employment or other association is terminated on account of Retirement, the time-vested SARs, as defined in Section 2 below, will expire ninety (90) days after the date on which all of your SARs are exercisable. If your employment or other association is terminated prior to March 1, 2015, on account of Retirement, your performance SARs, as described in Section 2 below, will expire ninety (90) days after March 1, 2015. If all of your SARs are exercisable as of the date of your Retirement, your SARs will expire ninety (90) days after the date your employment or other association ends on account of Retirement. For all purposes of this Award, “Retirement” means termination of employment or other association upon the attainment of at least age 55 and at least 10 years of service, of which the last three must be consecutive years with the Company. If, after termination of your employment or other association on account of Retirement and prior to March 1, 2015, you are employed by a competitor of the Company, defined for these purposes as AutoZone Inc., O'Reilly Automotive Inc., Pep Boys, Genuine Parts Company and/or NAPA Auto Parts, CarQuest Auto Parts, Fisher Auto Parts or Parts Depot Inc., all future vesting rights for SARs that have not yet vested as of the date of the commencement of such employment shall be immediately and irrevocably forfeited.

(b) If the termination of your employment or other association is on account of Disability, your time-vested SARs will expire ninety (90) days after the date on which all of your SARs are exercisable. If your employment or other association is terminated prior to March 1, 2015, on account of Disability, your performance-based SARs, as described in Section 2 below, will expire ninety (90) days after March 1, 2015. If all of your SARs are exercisable as of the date of the termination of your employment or other association on account of Disability, your SARs will expire ninety (90) days after the date your employment or other association ends. For all purposes of this Award, “Disability” shall have the same meaning as that term is defined in your employment agreement with the Company in effect as of the date of this Award Agreement.

(c) If the termination of your employment or other association is on account of Death, or you die within ninety (90) days of the termination of your employment or other association (other than when terminated for cause), your time-vested SARs will expire on the date that is twelve (12) months after your Death. Your performance-based SARs will expire on the date that is the later of twelve (12) months after the date of your Death or ninety (90) days after March 1, 2015.
(d) If the termination of your employment or other association is for cause, as determined in good faith by the Committee, the date your employment ends.
(e) If within four months following the effective date of this Award you are determined to have unacceptable job performance based upon your performance evaluation for the fiscal year in which this Award was granted, the Company's Chief Executive Officer and Senior Vice President of Team Member Excellence may cancel this Award in its entirety.
(f) In all other cases, ninety (90) days after your employment or other association ends.

(g) You must retain all shares resulting from an exercise for a minimum of one year after the exercise date.

Notwithstanding any contrary provision of this Award, as to any SARs which have not then become exercisable, the Company may cancel these SARs at any time and without prior notice, and as to SARs which are then exercisable the Company may cancel these SARs at any time on ninety (90) days prior notice to you, in response to actions taken by you that could be considered detrimental to the Company or any of its Affiliates. Whether any of your actions could be considered detrimental will be determined by the Compensation Committee of the Board of Directors (the “Committee”) consistent with the definition of Cause as defined in your employment agreement.

2. Exercise of SARs. The Shares shall be divided into two portions for vesting:

(a) Time-vested SARs: Fifty percent (50%) of the number of shares at target level will vest in equal annual installments on each
December 1 over a consecutive three-year period, with the first installment vesting on December 1, 2012, until fully vested.

i) If the termination of your employment or other association is on account of Retirement, your time-vested SARs will nevertheless continue to become exercisable in accordance with the table below.

ii) If the termination of your employment or other association is on account of Disability or Death, or you die within ninety (90)
days of the termination of your employment or other association, your time-vested SARs will vest immediately.

(b) Performance SARs: Except in the case that your employment or other association is terminated or there is a Change in Control prior to March 1, 2015, as set forth below, the remaining fifty percent (50%) of the number of shares at target level will vest on March 1, 2015, following certification by the Committee of the Company's Economic Value Added (EVA) performance, in the aggregate for the 2012 through 2014 fiscal years, relative to the EVA performance of peer companies. EVA is essentially the Company's net operating profit after taxes (“NOPAT”) less a charge for the Company's weighted average cost of capital (“WACC”). For purposes of the peer group comparison, each company's EVA is normalized for the size of the respective company. If the Company's EVA performance is at the median level of peer group companies' EVA for the three-year performance period, the remaining fifty percent (50%) of the shares will vest and become exercisable on March 1, 2015. If the Company's performance falls below the peer group median EVA and above forty-percent (40%) of peer companies' EVA, a portion of the performance-based grants of SARs will vest on a pro-rata basis. If the Company's performance exceeds the median EVA performance level, you may receive additional SARs up to a maximum of 200 percent (200%) of the target level award.

i) If your employment or other association is terminated prior to March 1, 2015, on account of your Death, Disability or Retirement, your performance SARs will vest on March 1, 2015, on a pro-rata basis for the time that you were employed during the performance period, provided that the pro-rata amount of performance SARs that will vest on March 1, 2015, will be no fewer than the total shares at target level less the previously vested portion of the time-vested SARs.
ii) If your employment or other association is terminated prior to March 1, 2015, by the Company other than for Due Cause, as that term is defined in your employment agreement, your performance SARs will vest immediately as of the date of the termination of your employment or other association at the target level and in the same ratio as your the time-vested SARs. For example, if you had completed two years of employment following the date of grant, two-thirds of your time-vested awards would be vested, and two-thirds of your performance SARs at target level will also vest.
iii) Upon Change in Control, as defined in the Plan, any remaining time-vested SARs will immediately become exercisable. Your performance SARs will vest immediately on a pro-rata basis based on the actual performance of the Company over the completed portion of the performance period prior to the Change in Control event, provided that the pro-rata amount of performance SARs that will vest will be no fewer than the total shares at target level less the previously vested portion of the time-based share awards.

(c) Subject to the provisions of this Section 2, until these SARs expire, you may exercise them as to the number of SARs identified in the table below, in full or in part, at any time on or after the applicable Exercise Date or dates identified in the following table:

Number of Time-Vested Shares in Each Installment	Initial Exercise Date for Shares in Installment
##	December 1, 2012
##	December 1, 2013
##	December 1, 2014
(d) No shares of Common Stock shall be issued to Participant prior to the date on which the SARs are exercised in accordance with this Section 2. Upon exercise of the SARs, the Participant shall be entitled to receive a number of Issued Shares for each share with respect to which the Stock Appreciation Rights are exercised equal to (i) the excess of the Fair Market Value of one share on the date of exercise over the Grant Price, divided by (ii) the Fair Market Value of one share on the date of exercise. The Issued Shares shall be issued in book-entry form, registered in Participant's name or in the name of Participant's legal representatives, beneficiaries or heirs, as the case may be. The Company will not deliver any fractional share of Common Stock but will pay, in lieu thereof, cash equal to the Fair Market Value of such fractional share;
(e) Except as otherwise provided in this Section 2, during any period that any of these SARs remain outstanding after your employment or other association with the Company and its Affiliates ends, you may exercise them only to the extent they were exercisable immediately prior to the end of your employment or other association. In no event may any of these SARs be exercised after they expire as determined in accordance with Section 2.
(f) At any time you may exercise these SARs by delivery to the Company at its principal executive offices (the date such delivery occurs is hereinafter referred to as the “Exercise Date”) a notice which shall state that Participant elects to exercise the SARs as to the number of shares specified in the notice as of the date specified in the notice. Such notice should be made to the stock administrator at the Company headquarters or its designee. All notices will be acknowledged and validated by the Company prior to actual exercise of a SAR.
3. Transfer of SARs. You may not transfer any or all of these SARs except by will or the laws of descent and distribution, and, during your lifetime, only you (or in the event of your Disability, your legal guardian or representative) may exercise these SARs. Any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of the SARs granted by this Award in contravention of this Award or the Plan shall be void.

4. No Rights as a Stockholder. You shall have no rights as a stockholder of any Stock covered by these SARs until the Exercise Date and entry evidencing such ownership is made in the stock transfer books of the Company. Except as may be provided under Section 4(c) of the Plan, the Company will make no adjustment for dividends (ordinary or extraordinary whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the Exercise Date.

5. Notices. Except as otherwise provided herein, all notices, requests, demands and other communications under this Award shall be in writing, and if by telecopy, shall be deemed to have been validly served, given or delivered when sent, or if by personal delivery or messenger or courier service, shall be deemed to have been validly served, given or delivered upon actual delivery (but in no event may notice be given by deposit in the United States mail), at the following addresses, telephone and facsimile numbers (or such other address(es), telephone and facsimile numbers a party may designate for itself by like notice):
If to the Company: Advance Auto Parts, Inc. located at 5008 Airport Road, Roanoke, Virginia, 24012, Attention: General Counsel or by telephone at (540) 561-3225 or telecopy at (540) 561-1448;
With copy to: Advance Auto Parts, Inc. located at 5008 Airport Road, Roanoke, Virginia, 24012, Attention: Senior Vice President, Team Member Excellence or by telephone at (540) 561-1444 or telecopy at (540) 561-1404;

If to you, the Participant, to your home address on record at Advance Auto Parts or your business address at Advance Auto Parts.

6. Miscellaneous.

(a) This Award is made under the provisions of the Plan and shall be interpreted in a manner consistent with it. To the extent that any provision in this Award is inconsistent with the Plan, the provisions of the Plan shall control. The interpretation of the Committee of any provision of the Plan, the SARs or this Award, and any determination with respect thereto or hereto by the Committee, shall be binding on all parties.
(b) Nothing contained in this Agreement shall confer, intend to confer or imply any rights to an employment relationship or rights to a continued employment relationship with the Company or any Affiliate in your favor or limit the ability of the Company or an Affiliate, as the case may be, to terminate, with or without cause, in its sole and absolute discretion, your employment relationship with the Company or such Affiliate, subject to the terms of any written employment agreement to which your are a party.

(c) Neither the Plan nor this Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured creditor of the Company or any Affiliate.

(d) The Company shall not be required to deliver any shares of Common Stock upon exercise of any Stock Appreciation Rights until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(e) An original record of this Award and all the terms hereof executed by the Company is held on file by the Company. To the extent there is any conflict between the terms contained in this Award and the terms contained in the original held by the Company, the terms of the original held by the Company shall control.
(f) Capitalized terms used but not defined herein shall have the meaning assigned under the Plan.

(g) This Award is intended to be consistent with your employment agreement with the Company in effect on the date first written above. To the extent that any provision of this Award Agreement is inconsistent with the terms of your employment agreement with the Company in effect as of the date first written above, the provisions of this Award Agreement shall control with respect to this Award.
7. Income Tax Matters. The Company makes no representation or warranty as to the tax treatment of your receipt or exercise of these SARs or upon your sale or other disposition of the shares acquired through the exercise of the SARs. You should rely on your own tax advisors for such advice. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are your sole and absolute responsibility, are withheld or collected from you at the time of your exercise of the SARs. The Company will inform you of alternative methods to settle any applicable taxes due prior to the first vesting date of your Award.

In Witness Whereof, this Award has been executed by the Company as of the date first above written.

ADVANCE AUTO PARTS, INC.

By:___________________________________
Mike Norona, EVP, Chief Financial Officer

ADVANCE AUTO PARTS, INC.
2012 RESTRICTED STOCK AWARD AGREEMENT

Award Date	Number of Shares at Target Level	Time-vested Shares	Performance Shares at Target Level	Vesting Date
December 1, 2011	##	##	##	December 1, 2014

THIS CERTIFIES THAT Advance Auto Parts, Inc. (the “Company”) has on the Award Date specified above granted to

Darren Jackson

(“Participant”) an award (the “Award”) of that number of shares (the “Shares”) of Advance Auto Parts, Inc. Common Stock, $.0001 par value per share (the “Common Stock”), indicated above in the box labeled “Number of Shares at Target Level,” subject to certain restrictions and on the terms and conditions contained in this Award Statement and the Advance Auto Parts, Inc. 2004 Long-Term Incentive Plan (the “Plan”). A copy of the Plan is available on the Intranet or upon request. In the event of any conflict between the terms of the Plan and this Award, the terms of the Plan shall govern. Any terms not defined herein shall have the meaning set forth in the Plan.

* * * * *

1. Your Rights with Respect to the Shares. You shall have all of the rights of a shareholder of the Common Stock on and after the Award Date and until the date on which the Shares vest and the restrictions with respect to the Shares lapse in accordance with Section 2 or 3 of this Award Statement, including the right to vote the time-vested Shares, as described below, and the right to receive dividends thereon, unless and until the Shares are forfeited pursuant to Section 3 or 6 of this Award Statement. Your rights with respect to the Shares shall remain forfeitable at all times prior to the date or dates on which such rights become vested, and the restrictions with respect to the Shares lapse, in accordance with Section 2 or 3 of this Award Statement.
2. Vesting. Subject to the terms and conditions of this Award, the Shares shall vest, and the restrictions with respect to the time-vested Shares shall lapse over three years from the Award Date according to the dates identified in the following table if you remain continuously employed by the Company until the respective vesting date. You must retain all shares delivered to you upon vesting for a minimum of one year after the vesting date.

Number of Time-Vested Shares in Each Installment	Initial Vesting Date for Shares in Installment
##	December 1, 2012
##	December 1, 2013
##	December 1, 2014

3. Stock Award Duration. The Shares shall be divided into two portions for vesting:

(a) Time-vested Shares: Fifty percent (50%) of the number of shares at target level will vest in equal annual installments on each
December 1 over a consecutive three-year period, with the first installment vesting on December 1, 2012, until fully vested.

(b) Performance Shares: Except in the case that your employment or other association is terminated or there is a Change in Control prior to March 1, 2015, as set forth below, the remaining fifty percent (50%) of the number of shares at target level will vest on March 1, 2015, following certification by the Committee of the Company's Economic Value Added (EVA) performance, in the aggregate for the 2012 through 2014 fiscal years, relative to the EVA performance of peer companies. EVA is essentially the Company's net operating profit after taxes (“NOPAT”) less a charge for the Company's weighted average cost of capital (“WACC”). For purposes of the peer group comparison, each company's EVA is normalized for the size of the respective company. If the Company's EVA performance is at the median level of peer group companies' EVA for the three-year performance period, the remaining fifty percent (50%) of the shares will vest and become exercisable on March 1, 2015. If the Company's performance falls below the peer group median EVA and above forty-percent (40%) of peer companies' EVA, a portion of the performance shares will vest on a pro-rata basis. If the Company's performance exceeds the median EVA performance level, you may receive additional performance shares up to a maximum of 200 percent (200%) of the target level award.

(c) If, prior to vesting of the Shares pursuant to Section 2 or 3 of this Award Statement, your employment or other association with the Company and its Affiliates ends for any reason (voluntary or involuntary), then your rights to unvested Shares shall be immediately and irrevocably forfeited, except as follows:

i) If the termination of your employment or other association is on account of Retirement, defined as termination of employment or other association upon the attainment of at least age 55 and at least 10 years of service, of which the last three must be consecutive years with the Company, then your rights with respect to the time-vested Shares will continue under this Award; provided, however, that if, after termination of your employment (or other association on account of Retirement) and prior to March 1, 2015, you are employed by a competitor of the Company, defined for these purposes as AutoZone Inc., O'Reilly Automotive Inc., Pep Boys, Genuine Parts Company and/or NAPA Auto Parts, CarQuest Auto Parts, Fisher Auto Parts or Parts Depot Inc., any shares that have not vested as of the date of the commencement of such employment shall be immediately and irrevocably forfeited.
ii) If the termination of your employment or other association is on account of Disability or Death, or you die within ninety (90) days of the termination of your employment or other association, then your time-vested Shares will vest immediately upon the date your employment ends. For all purposes of this Award, “Disability” shall have the same meaning as that term is defined in your employment agreement with the Company in effect as of the date of this Award Agreement.

iii) If your employment or other association is terminated prior to March 1, 2015, on account of your Retirement, Death, or Disability, your performance Shares will vest on March 1, 2015, on a pro-rata basis for the time that you were employed during the performance period, provided that the pro-rata amount of performance Shares that will vest on March 1, 2015, will be no fewer than the total shares at target level less the previously vested portion of the time-vested Shares.

iv) If your employment or other association is terminated prior to March 1, 2015, by the Company other than for Due Cause, as that term is defined in your employment agreement, your performance Shares will vest immediately as of the date of the termination of your employment or other association at the target level and in the same ratio as your the time-vested Shares. For example, if you had completed two years of employment following the date of grant, two-thirds of your time-vested awards would be vested, and two-thirds of your performance Shares at target level will also vest.

v) Upon Change in Control, as defined in the Plan, any remaining previously unvested time-vested Shares will immediately vest. Your performance Shares will vest immediately on a pro-rata basis based on the actual performance of the Company over the completed portion of the performance period prior to the Change in Control event, provided that the pro-rata amount of performance Shares that will vest will be no fewer than the total shares at target level less the previously vested portion of the time-vested share awards.

vi) If the termination of your employment or other association is for cause, as determined in good faith by the Committee, and as defined in your employment agreement, the date your employment ends.

(d) If within four months following the effective date of this Award you are determined to have unacceptable job performance based upon your performance evaluation for the fiscal year in which this Award was granted, the Company's Chief Executive Officer and Senior Vice President of Team Member Excellence may cancel this Award in its entirety.
Notwithstanding any contrary provision of this Award, the Company may cancel this Award at any time on ninety (90) days prior notice to you in response to actions taken by you that could be considered detrimental to the Company or any of its Affiliates. Whether any of your actions could be considered detrimental will be determined by the Compensation Committee of the Board of Directors (the “Committee”) in its sole discretion for Cause as defined in your employment agreement.

4. Transfer of Award. Until the Shares vest pursuant to Section 2 or 3 of this Award Statement, the Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, and no attempt to transfer unvested Shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to the Shares. Notwithstanding the foregoing, you may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise your rights to receive any property distributable with respect to the Shares upon your death.

5. Issuing Shares. Effective as of the Award Date, the Company shall cause the Shares to be issued in book-entry form, registered in the Participant's name. The Shares shall be subject to an appropriate stop-transfer order. After any of the Shares vest pursuant to Section 2 or 3 of this Award Statement and following payment of the applicable withholding taxes pursuant to Section 7 below, the Company promptly shall cause the stop-transfer order to be removed with respect to such vested Shares.

6. Share Adjustments.

(a) In the event that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property),

recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company or other similar corporate transaction or event affecting the Common Stocks would be reasonably likely to result in the diminution or enlargement of any of the benefits or potential benefits intended to be made available under the Award (including, without limitation, the benefits or potential benefits of provisions relating to the vesting of the Shares), the Committee shall, in such manner as it shall deem equitable or appropriate in order to prevent such diminution or enlargement of any such benefits or potential benefits, make adjustments to the Award, including adjustments in the number and type of Shares you would have received; provided, however, that the number of shares covered by the Award shall always be a whole number. The Company will not deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value of such fractional Share.
(b) Any additional shares of Stock, any other securities of the Company and any other property (except for cash dividends or other cash distributions) distributed with respect to the Shares prior to the date or dates the Shares vest shall be subject to the same restrictions, terms and conditions as the Shares and shall be promptly deposited with the Company or a custodian designated by the Company.
(c) Any cash dividends or other cash distributions payable with respect to the Shares shall be distributed at the time cash dividends or other cash distributions are generally distributed to stockholders of the Company, net of any applicable federal or state payroll, withholding, income or other taxes, which are your sole and absolute responsibility.

7. Income Tax Matters.

(a) The Company makes no representation or warranty as to the tax treatment of your receipt or vesting of the Shares or upon your sale or other disposition of the Shares. You should rely on your own tax advisors for such advice. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are your sole and absolute responsibility, are withheld or collected from you at the time of vesting.

(b) In accordance with the terms of the Plan, and such rules as may be adopted by the Committee under the Plan, you may elect to satisfy required federal and state income tax withholding obligations arising from the receipt of, or the lapse of restrictions relating to, the Shares by (i) delivering cash or equivalent payable to the Company, (ii) having the Company withhold a portion of the Shares otherwise to be delivered having a Fair Market Value equal to the amount of such taxes, or (iii) delivering to the Company shares of Common Stock already owned by you having a Fair Market Value equal to the amount of such taxes. Any shares already owned by you referred to in the preceding sentence must have been owned by you for no less than six months prior to the date delivered to the Company if such shares were acquired upon the exercise of an option, stock appreciation right, or upon the vesting of restricted stock. Your tax payment election choice must be made on or before the date that the amount of tax to be withheld is determined.

8. Miscellaneous.

(a) This Award does not confer on you any right with respect to the continuance of any relationship with the Company or its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such relationship at any time.
(b) Neither the Plan nor this Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and You or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured creditor of the Company or any Affiliate.

(c) The Company shall not be required to deliver any Shares until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.
(d) An original record of this Award and all the terms hereof, executed by the Company, is held on file by the Company. To the extent there is any conflict between the terms contained in this Award and the terms contained in the original held by the Company, the terms of the original held by the Company shall control.

In Witness Whereof, this Award has been executed by the Company as of the date first above written.

ADVANCE AUTO PARTS, INC.

By: ___________________________________
Mike Norona, EVP, Chief Financial Officer